Exhibit 99.1
Marine Petroleum Trust
MARINE PETROLEUM TRUST
ANNOUNCES FOURTH QUARTER CASH DISTRIBUTION
     DALLAS, Texas, November 17, 2008 – U.S. Trust, as Trustee of the Marine Petroleum Trust (NASDAQ: MARPS), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.885216 per unit, payable on December 29, 2008, to unit holders of record on November 28, 2008.
     Effective November 1, 2008, American Stock Transfer & Trust Company (“AST”) will serve as the new transfer agent and registrar for Marine Petroleum Trust. Unitholders with registered accounts can contact AST with questions relating to transfer instructions, change of addresses, direct deposit of distribution checks, and any other account related questions. The toll free number to call AST is 1-800-758-4672.
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Contact:	Ron E. Hooper Senior Vice President U.S. Trust, Bank of America Private Wealth Management, Trustee Toll Free – 800.985.0794